UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2014

American Airlines Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address or principal executive offices)		(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 7, 2014, American Airlines Group Inc. (the “Company”) issued a press release in connection with the conversion of certain shares of its Series A Convertible Preferred Stock, a copy of which was attached as Exhibit 99.1 to the Current Report on Form 8-K (the “Original Filing”), filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2014, and incorporated therein by reference.

On February 7, 2014, the Company issued an amended press release in connection with the conversion of certain shares of its Series A Convertible Preferred Stock solely to correct the conversion rate reported for the Company’s 6.25% Convertible Senior Notes due 2014 from 17.1795 shares for each $1,000 of principal amount thereof to 19.1795 shares for each $1,000 of principal amount thereof. This Amendment No. 1 on Form 8-K/A (this “Amendment No. 1”) amends Item 9.01 of the Original Filing solely to provide the amended press release as Exhibit 99.1.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines Group Inc.

/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Dated: February 7, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press release.